As filed with the Securities and Exchange Commission on September 19, 2003
                                                       Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                         The Bear Stearns Companies Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                 13-3286161
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)


                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         The Bear Stearns Companies Inc.
             Capital Accumulation Plan for Senior Managing Directors

                         The Bear Stearns Companies Inc.
                           Restricted Stock Unit Plan
                            (Full Title of the Plans)


                             Samuel L. Molinaro Jr.
              Executive Vice President and Chief Financial Officer
                         The Bear Stearns Companies Inc.
                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:
                              Dennis J. Block, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000
                               ------------------


                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
Title of Each Class                                   Proposed Maximum             Proposed Maximum                Amount of
   of Securities                  Amount to be         Offering Price             Aggregate Offering             Registration
 to be Registered                 Registered(1)          Per Unit(2)                   Price(2)                      Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 per share(3)             33,000,000 shares          $69.6450                 $2,298,285,000                $185,931.26

----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 per share(4)              7,000,000 shares          $69.6450                  $487,515,000                  $39,439.96
===================================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on September 12, 2003.

(3) Represents shares of Common Stock issuable from time to time upon vesting of awards of stock units pursuant to the to the Registrant's Capital Accumulation Plan for Senior Managing Directors (amended and restated as of October 29, 1999) (the "1999 Amended CAP Plan") and the

      Registrant's Capital Accumulation Plan for Senior Managing Directors (amended and restated as of November 29, 2000 for plan years beginning on or after July 1, 1999) (the "2000 Amended CAP Plan" and together with the 1999 Amended CAP Plan, the "CAP Plan").

(4) Represents shares of Common Stock issuable from time to time upon vesting of awards of restricted stock units pursuant to the Registrant's Restricted Stock Unit Plan.

                                Explanatory Note


This Registration Statement on Form S-8 registers an aggregate of 40,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of The Bear Stearns Companies Inc. (the "Company"), which includes:

      o 33,000,000 shares of Common Stock issuable from time to time upon vesting of awards of stock units (the "CAP Units") pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (amended and restated as of October 29, 1999) (the "1999 Amended CAP Plan") and the Company's Capital Accumulation Plan for Senior Managing Directors (amended and restated as of November 29, 2000 for plan years beginning on or after July 1, 1999) (the "2000 Amended CAP Plan" and together with the 1999 Amended CAP Plan, the "CAP Plan"); and

      o 7,000,000 shares of Common Stock issuable from time to time upon vesting of awards of restricted stock units (the "Restricted Stock Units") pursuant to the Company's Restricted Stock Unit Plan (the "Restricted Stock Plan") to employees of the Company or any subsidiary of the Company who hold the position of managing director or below.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      As specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), the documents containing information specified in Part I of Form S-8 will be sent or given to employees who have been granted awards of, as applicable:

      o    CAP Units under the CAP Plan; or

      o    Restricted Stock Units under the Restricted Stock Plan.

Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002;
(ii) the Quarterly Report on Form 10-Q for the fiscal quarters ended February 28, 2003 and May 31, 2003; (iii) the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14,
2003, January 30, 2003, February 11, 2003, February 11, 2003, February 24, 2003,
March 19, 2003, March 19, 2003, March 26, 2003, April 7, 2003, April 24, 2003,
April 28, 2003, April 28, 2003, June 2, 2003, June 18, 2003, June 18, 2003, June
19, 2003, July 10, 2003, July 17, 2003 and September 18, 2003; and (iv) the
description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

      Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as
Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

      We have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

      For the undertaking with respect to indemnification, see Item 9.

Item 7.           Exemption from Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

            Exhibit No.          Description
            -----------          ---------------

            4(a)(1)        --    Restated Certificate of Incorporation of the
                                 registrant (incorporated by reference to
                                 Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

            4(a)(2)        --    Certificate of Amendment of Restated
                                 Certificate of Incorporation of the registrant
                                 (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8 (File
                                 No. 333-92357)).

            4(a)(3)        --    Certificate of Stock Designation relating to
                                 the registrant's Adjustable Rate Cumulative
                                 Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No.
                                 33-49979)).

            4(a)(4)        --    Certificate of Correction to the Certificate of
                                 Stock Designation relating to the registrant's
                                 Adjustable Rate Cumulative Preferred Stock,
                                 Series A (incorporated by reference to Exhibit
                                 4(a)(7) to the Registration Statement on Form
                                 S-8 (File No. 33-49979)).

            4(a)(5)        --    Certificate of Stock Designation relating to
                                 the registrant's 6.15% Cumulative Preferred
                                 Stock, Series E (incorporated by reference to
                                 Exhibit 1.4 to the Registration Statement on
                                 Form 8-A filed on January 14, 1998).

            4(a)(6)        --    Certificate of Stock Designation relating to
                                 the registrant's 5.72% Cumulative Preferred
                                 Stock, Series F (incorporated by reference to
                                 Exhibit 1.4 to the Registration Statement on
                                 Form 8-A filed on April 20, 1998).

            4(a)(7)        --    Certificate of Stock Designation relating to
                                 the registrant's 5.49% Cumulative Preferred
                                 Stock, Series G (incorporated by reference to
                                 Exhibit 1.4 to the Registration Statement on
                                 Form 8-A filed on June 18, 1998).

            4(a)(8)        --    Certificate of Elimination of the Cumulative
                                 Convertible Preferred Stock, Series A;
                                 Cumulative Convertible Preferred Stock, Series
                                 B; Cumulative Convertible Preferred Stock,
                                 Series C; and Cumulative Convertible Preferred
                                 Stock, Series D of the registrant (incorporated by reference to Exhibit 4(d)(9) to the Current
                                 Report on Form 8-K filed on January 15, 2002).

            Exhibit        No. Description
            -------        ---------------

            4(a)(9)        --    Certificate of Elimination of the 7.88%
                                 Cumulative Convertible Preferred Stock, Series
                                 B of the registrant (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

            4(a)(10)       --    Certificate of Elimination of the 7.60%
                                 Cumulative Convertible Preferred Stock, Series
                                 C of the registrant (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

            4(b)           --    Amended and Restated By-laws of the registrant
                                 as amended through January 8, 2002
                                 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

            5              --    Opinion of Cadwalader, Wickersham & Taft LLP.

            10(a)          --    The Bear Stearns Companies Inc. Capital
                                 Accumulation Plan for Senior Managing Directors
                                 (amended and restated as of October 28, 1999)
                                 (incorporated by reference to Exhibit 10(a)(4) to the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed on February 14, 2000).

            10(b)          --    The Bear Stearns Companies Inc. Capital
                                 Accumulation Plan for Senior Managing Directors
                                 (amended and restated November 29, 2000 for plan years beginning on or after July 1, 1999)
                                 (incorporated by reference to Exhibit 10(a)(1) to the Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001, filed on April 9, 2001).

            10(c)          --    The Bear Stearns Companies Inc. Restricted
                                 Stock Unit Plan (enacted November 29, 2000)
                                 (incorporated by reference to Exhibit 10(a)(6) to the Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001, filed on April 9, 2001).

            23(a)          --    Consent of Deloitte & Touche LLP.

            23(b)          --    Consent of Cadwalader, Wickersham & Taft LLP
                                 (included in Exhibit 5).

            24             --    Power of attorney (included in the signature
                                 pages to the Registration Statement).

Item 9.     Undertakings.

      The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
      Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 19, 2003.


                                           THE BEAR STEARNS COMPANIES INC.


                                           By:    /s/ Samuel L. Molinaro Jr.
                                               -------------------------------
                                                   Samuel L. Molinaro Jr.
                                                  Executive Vice President
                                                and Chief Financial Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 19, 2003.


             Signature                                     Title
             ---------                                     -----

                         THE BEAR STEARNS COMPANIES INC.


        /s/ Alan C. Greenberg             Chairman of the Executive
------------------------------------        Committee and Director
          Alan C. Greenberg



         /s/ James E. Cayne               Chairman of the Board, Chief
------------------------------------        Executive Officer (Principal
           James E. Cayne                   Executive Officer) and Director



        /s/ Carl D. Glickman              Director
------------------------------------
          Carl D. Glickman



      /s/ Donald J. Harrington            Director
------------------------------------
        Donald J. Harrington

         /s/ William L. Mack              Director
------------------------------------
           William L. Mack



        /s/ Frank T. Nickell              Director
------------------------------------
          Frank T. Nickell



         /s/ Paul A. Novelly              Director
------------------------------------
           Paul A. Novelly



       /s/ Frederic V. Salerno            Director
------------------------------------
         Frederic V. Salerno



        /s/ Alan D. Schwartz              President, Co-Chief Operating
------------------------------------        Officer and Director
          Alan D. Schwartz



        /s/ Warren J. Spector             President, Co-Chief Operating
------------------------------------        Officer and Director
          Warren J. Spector



          /s/ Vincent Tese                Director
------------------------------------
            Vincent Tese



     /s/ Samuel L. Molinaro Jr.           Executive Vice President and Chief
------------------------------------        Financial Officer
       Samuel L. Molinaro Jr.               (Principal Financial Officer)




                                          Controller
       /s/ Marshall J Levinson              (Principal Accounting Officer)
------------------------------------
         Marshall J Levinson

                                  EXHIBIT INDEX
                                  -------------



Exhibit
Number             Description
-------            -----------

4(a)(1)      --    Restated Certificate of Incorporation of the registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)      --    Certificate of Amendment of Restated Certificate of
                   Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8
                   (File No. 333-92357)).

4(a)(3)      --    Certificate of Stock Designation relating to the
                   registrant's Adjustable Rate Cumulative Preferred Stock,
                   Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(4)      --    Certificate of Correction to the Certificate of Stock
                   Designation relating to the registrant's Adjustable Rate
                   Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(5)      --    Certificate of Stock Designation relating to the
                   registrant's 6.15% Cumulative Preferred Stock, Series E
                   (incorporated by reference to Exhibit 1.4 to the Registration
                   Statement on Form 8-A filed on January 14, 1998).

4(a)(6)      --    Certificate of Stock Designation relating to the
                   registrant's 5.72% Cumulative Preferred Stock, Series F
                   (incorporated by reference to Exhibit 1.4 to the Registration
                   Statement on Form 8-A filed on April 20, 1998).

4(a)(7)      --    Certificate of Stock Designation relating to the
                   registrant's 5.49% Cumulative Preferred Stock, Series G
                   (incorporated by reference to Exhibit 1.4 to the Registration
                   Statement on Form 8-A filed on June 18, 1998).

4(a)(8)      --    Certificate of Elimination of the Cumulative Convertible
                   Preferred Stock, Series A; Cumulative Convertible Preferred
                   Stock, Series B; Cumulative Convertible Preferred Stock,
                   Series C; and Cumulative Convertible Preferred Stock, Series
                   D of the registrant (incorporated by reference to Exhibit
                   4(d)(9) to the Current Report on Form 8-K filed on January
                   15, 2002).

4(a)(9)      --    Certificate of Elimination of the 7.88% Cumulative
                   Convertible Preferred Stock, Series B of the registrant
                   (incorporated by reference to Exhibit 4(d)(10) to the Current
                   Report on Form 8-K filed on January 15, 2002).

4(a)(10)     --    Certificate of Elimination of the 7.60% Cumulative
                   Convertible Preferred Stock, Series C of the registrant
                   (incorporated by reference to Exhibit 4(d)(11) to the Current
                   Report on Form 8-K filed on January 15, 2002).

4(b)         --    Amended and Restated By-laws of the registrant as amended
                   through January 8,

                   2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

5            --    Opinion of Cadwalader, Wickersham & Taft LLP.

10(a)        --    The Bear Stearns Companies Inc. Capital Accumulation Plan
                   for Senior Managing Directors (amended and restated as of October 28, 1999) (incorporated by reference to Exhibit
                   10(a)(4) to the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, filed on February 14, 2000).

10(b)        --    The Bear Stearns Companies Inc. Capital Accumulation  Plan
                   for Senior Managing Directors (amended and restated November
                   29, 2000 for plan years beginning on or after July 1, 1999)
                   (incorporated by reference to Exhibit 10(a)(1) to the Quarterly Report on Form 10-Q for the fiscal quarter ended
                   February 23, 2001, filed on April 9, 2001).

10(c)        --    The Bear Stearns Companies Inc. Restricted Stock Unit Plan
                   (enacted November 29, 2000) (incorporated by reference to
                   Exhibit 10(a)(6) to the Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001, filed on April 9,
                   2001).

23(a)        --    Consent of Deloitte & Touche LLP.

23(b)        --    Consent of Cadwalader, Wickersham & Taft LLP (included in
                   Exhibit 5).

24           --    Power of attorney (included in the signature pages to the
                   Registration Statement).